UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 1, 2013

A.P. PHARMA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33221	94-2875566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Saginaw Drive Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 366-2626

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 5.02, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Changes in Management

On May 1, 2013, the Board of Directors (the “Board”) of A.P. Pharma, Inc. (the “Company”) removed John Whelan as the Company’s President and Chief Executive Officer and Michael Adam, Ph.D. as the Company’s Chief Operating Officer, with such removals to be effective as of May 1, 2013. Also effective as of May 1, 2013, the Board appointed Barry D. Quart, Pharm.D. as Chief Executive Officer, Robert Rosen as President, and Stephen Davis as Executive Vice President and Chief Operating Officer. Mr. Whelan continues to serve as the Company’s Chief Financial Officer and each of Mr. Whelan and Dr. Adam are expected to continue to remain in the employ of the Company for a transition period.

Dr. Quart, 56, has served as a member of the board of directors since June 2012. Since its founding in December 2006 until May 2013, Dr. Quart was the President, Chief Executive Officer and a Director of Ardea Biosciences, a subsidiary of AstraZeneca PLC following its acquisition in June 2012. Previously, he was with Pfizer, Inc. as Senior Vice President, Pfizer Global Research and Development, and the Director of Pfizer’s La Jolla Laboratories. Prior to Pfizer’s acquisition of the Warner-Lambert Company, Dr. Quart was President of Research and Development at Agouron Pharmaceuticals, Inc., a division of the Warner-Lambert Company. Dr. Quart had joined Agouron in 1993 and was instrumental in the development and registration of nelfinavir (Viracept®). Dr. Quart received his Pharm.D. degree from the University of California, San Francisco.

Mr. Rosen, 57, joined A.P. Pharma as Senior Vice President and Chief Commercial Officer in October 2012 and has served as a member of the board of directors since July 2012. Mr. Rosen was most recently managing partner of Scotia Nordic LLC. From April 2011 to March 2012, Mr. Rosen served as Senior Vice President of Global Commercial Operations at Dendreon Corporation, a biotechnology company focused on targeting cancer. From 2005 to 2011, he served as Global Head of Oncology at Bayer HealthCare, where he was responsible for the development of the oncology business unit for regions that included the Americas, Europe, Japan, and Asia Pacific. During his tenure at Bayer HealthCare, he led the launch of Nexavar for the treatment of renal cell carcinoma and hepatocellular carcinoma. From 2002 to 2005, Mr. Rosen was Vice President of the Oncology Business Unit at Sanofi-Synthèlabo, where he was responsible for the development of Sanofi’s U.S. oncology business and the launch of Eloxatin for colon cancer.

Mr. Davis, 52, has served as a member of the board of directors since June 2012. Mr. Davis was Executive Vice President and Chief Operating Officer of Ardea Biosciences from April 2010 until the company was acquired by AstraZeneca PLC in June 2012. Prior to joining Ardea, Mr. Davis served as President, Chief Executive Officer from February 2008 to January 2010 and a Director of Neurogen Corporation since 2001, which was acquired by Ligand Pharmaceuticals in December 2009. Prior to his appointment as Chief Executive Officer of Neurogen, Mr. Davis served as its Executive Vice President and Chief Operating Officer and in several other executive roles. While at Neurogen, Mr. Davis completed numerous collaborations with global pharmaceutical companies. Prior to Neurogen, Mr. Davis practiced as a corporate and securities attorney with Milbank, Tweed, Hadley & McCloy LLP. Previously, he practiced as a Certified Public Accountant with Arthur Andersen & Co.

Employment Agreements

Dr. Barry Quart

In connection with his appointment as Chief Executive Officer, the Company entered into an executive employment agreement with Dr. Quart on May 1, 2013 (the “Quart Agreement”). The Quart Agreement provides Dr. Quart with a base salary of $565,000 annually and an annual target bonus in an amount equal to 55% of his base salary. In addition, Dr. Quart was granted an option to purchase a total of up to 22,500,000 shares of Company common stock at an exercise price equal to $0.36, which was the fair value of the Company’s common stock on the date of grant (the “Quart Option”). The Quart Option vests and becomes exercisable with respect to: (i) 2,812,500 shares on the first anniversary of the grant, and then with respect to 234,375 shares monthly thereafter over the next three years, (ii) 3,750,000 shares upon the receipt of FDA approval of APF530 or another drug product utilizing the Company’s Biochronomer technology (a “Qualified Drug”), (iii) 3,750,000 shares upon the Company achieving Qualified Drug net sales of at least $10 million in a quarter, and (iv) 3,750,000 shares upon the Company achieving Qualified Drug net sales of at least $100 million in any consecutive four-quarter period. In recognition of Dr. Quart’s change in role with the Company, the options previously issued to Dr. Quart for his service as a director ceased vesting as of May 1, 2013.

Additionally, the Quart Agreement provides that if Dr. Quart’s employment is terminated by the Company without “Cause,” (as defined), or by Dr. Quart for “Good Reason” (as defined), then he shall be entitled receive: (i) a lump-sum payment equal to the sum of his annual base salary then in effect and his target performance bonus then in effect, less required deductions and withholdings; and (ii) accelerated time-based vesting of shares subject to all stock awards issued by the Company, for the number of shares which would have vested accordingly had he continued employment with the Company for a period of twelve months after termination. The Company also agreed to reimburse for or continue to pay for health care benefits during the 24 months after the date of termination, or such date when he is no longer eligible for such benefits under applicable law. In the event Dr. Quart’s employment is terminated by the Company without Cause, or if he resigns for Good Reason within three months before, or within twelve months following, a Change in Control (as defined) of the Company, then, in lieu of the above benefits, Dr. Quart shall be entitled to receive: (i) a lump sum payment equal to 150% of his annual base salary then in effect, less required deductions and withholdings; and (ii) the greater of his target performance bonus then in effect, less required deductions and withholdings, or his performance bonus paid in the year preceding the year in which termination occurs, less required deductions and withholdings. The Company also agreed to reimburse for or continue to pay for health care benefits during the 24 months after the date of termination, or such date when he is no longer eligible for such benefits under applicable law.

Robert Rosen

In connection with his appointment as President, the Company entered into an executive employment agreement with Mr. Rosen on May 1, 2013 (the “Rosen Agreement”). The Rosen Agreement provides Mr. Rosen with a base salary of $565,000 annually and an annual target bonus in an amount equal to 55% of his base salary. In addition, Mr. Rosen was granted an option to purchase a total of up to 22,500,000 shares of Company common stock at an exercise price equal to $0.36, which was the fair value of the Company’s common stock on the date of grant (the “Rosen Option”). The Rosen Option vests and becomes exercisable with respect to: (i) 2,812,500 shares on the first anniversary of the grant, and then with respect to 234,375 shares monthly thereafter over the next three years, (ii) 3,750,000 shares upon the receipt of FDA approval of a Qualified Drug, (iii) 3,750,000 shares upon the Company achieving Qualified Drug net sales of at least $10 million in a quarter, and (iv) 3,750,000 shares upon the Company achieving Qualified Drug net sales of at least $100 million in any consecutive four-quarter period. In recognition of Mr. Rosen’s change in role with the Company, the options previously issued to Mr. Rosen for his service as a director ceased vesting as of May 1, 2013.

Additionally, the Rosen Agreement provides that if Mr. Rosen’s employment is terminated by the Company without “Cause,” (as defined), or by Mr. Rosen for “Good Reason” (as defined), then he shall be entitled receive: (i) a lump-sum payment equal to the sum of his annual base salary then in effect and his target performance bonus then in effect, less required deductions and withholdings; and (ii) accelerated time-based vesting of shares subject to all stock awards issued by the Company, for the number of shares which would have vested accordingly had he continued employment with the Company for a period of twelve months after termination. The Company also agreed to reimburse for or continue to pay for health care benefits during the 24 months after the date of termination, or such date when he is no longer eligible for such benefits under applicable law. In the event Mr. Rosen’s employment is terminated by the Company without Cause, or if he resigns for Good Reason within three months before, or within twelve months following, a Change in Control (as defined) of the Company, then, in lieu of the above benefits, Mr. Rosen shall be entitled to receive: (i) a lump sum payment equal to 150% of his annual base salary then in effect, less required deductions and withholdings; and (ii) the greater of his target performance bonus then in effect, less required deductions and withholdings, or his performance bonus paid in the year preceding the year in which termination occurs, less required deductions and withholdings. The Company also agreed to reimburse for or continue to pay for health care benefits during the 24 months after the date of termination, or such date when he is no longer eligible for such benefits under applicable law.

Stephen Davis

In connection with his appointment as Executive Vice President and Chief Operating Officer, the Company entered into an executive employment agreement with Mr. Davis on May 1, 2013 (the “Davis Agreement”). The Davis Agreement provides Mr. Davis with a base salary of $400,000 annually and an annual target bonus in an amount equal to 40% of his base salary. In addition, Mr. Davis was granted an option to purchase a total of up to 11,000,000 shares of Company common stock at an exercise price equal to $0.36, which was the fair value of the Company’s common stock on the date of grant (the “Davis Option”). The Davis Option vests and becomes exercisable with respect to: (i) 2,062,500 shares on the first anniversary of the grant, and then with respect to 171,875 shares monthly thereafter over the next three years, (ii) 916,667 shares upon the receipt of FDA approval of a Qualified Drug, (iii) 916,667 shares upon the Company achieving Qualified Drug net sales of at least $10 million in a quarter, and (iv) 916,667 shares upon the Company achieving Qualified Drug net sales of at least $100 million in any consecutive four-quarter period. In recognition of Mr. Davis’s change in role with the Company, the options previously issued to Mr. Davis for his service as a director ceased vesting as of May 1, 2013.

Additionally, the Davis Agreement provides that if Mr. Davis’s employment is terminated by the Company without “Cause,” (as defined), or by Mr. Davis for “Good Reason” (as defined), then he shall be entitled receive: (i) a lump-sum payment equal to the sum of his annual base salary then in effect and his target performance bonus then in effect, less required deductions and withholdings; and (ii) accelerated time-based vesting of shares subject to all stock awards issued by the Company, for the number of shares which would have vested accordingly had he continued employment with the Company for a period of twelve months after termination. The Company also agreed to reimburse for or continue to pay for health care benefits during the 24 months after the date of termination, or such date when he is no longer eligible for such benefits under applicable law. In the event Mr. Davis’s employment is terminated by the Company without Cause, or if he resigns for Good Reason within three months before, or within twelve months following, a Change in Control (as defined) of the Company, then, in lieu of the above benefits, Mr. Davis shall be entitled to receive: (i) a lump sum payment equal to 150% of his annual base salary then in effect, less required deductions and withholdings; and (ii) the greater of his target performance bonus then in effect, less required deductions and withholdings, or his performance bonus paid in the year preceding the year in which termination occurs, less required deductions and withholdings. The Company also agreed to reimburse for or continue to pay for health care benefits during the 24 months after the date of termination, or such date when he is no longer eligible for such benefits under applicable law.

Copies of the Quart Agreement, Rosen Agreement and Davis Agreement will be filed as exhibits to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.P. PHARMA, INC.

Date: May 3, 2013	By:	/s/ Stephen Davis
Stephen Davis
Executive Vice President, Chief Operating Officer